Exhibit 99.4

FORM OF REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on [•], 2014

FNBM FINANCIAL CORPORATION

260 Sunbury Street

Minersville, Pennsylvania 17954-0196

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [•] and [•], and each of them, as proxies, with full power of substitution, to represent and vote, all of the shares of FNBM Financial Corporation (“FNBM”) common stock held of record by the undersigned on [•], 2014, at the Special Meeting of the Shareholders to be held at the principal office of FNBM, The First National Bank of Minersville, 260 Sunbury Street, Minersville, Pennsylvania 17954-1346 on [•],[•], 2014, at [•]:00 a.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND ALL OTHER PROPOSALS.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of FNBM.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated [•], 2014, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of the FNBM and vote in person.

PROPOSAL 1: Approval and adoption of the Agreement and Plan of Merger, dated as of July 2, 2014, as amended, by and between GNB Financial Services, Inc. and FNBM Financial Corporation, which provides, among other things, for the merger of FNBM with and into GNB, and the conversion of each share of FNBM common stock immediately outstanding prior to the merger into either 4.7684 shares of GNB common stock or $276.57 in cash, subject to adjustment, all as described in the Joint Proxy Statement/Prospectus, and transactions in connection therewith.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2: Approval to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow FNBM time to solicit additional votes in favor of the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors Recommends a Vote For each of the Proposals

Dated: , 2014
Signature of Shareholder

Signature of Shareholder

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.